                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Amendment No. 1 to the Registration Statement (333-44565) on Form S-4 of MMI Companies, Inc. of our report dated 18 March 1996 with respect to the consolidated statements of operations, shareholders' equity and cash flows of Unionamerica Holdings plc for the year ended 31 December 1995, which report appears in the 31 December 1997 Form 10-K of MMI Companies, Inc.

                                       /s/ KPMG
                                       ------------------
                                       KPMG

London
England
8 April 1998

We consent to incorporation by reference in the Amendment No. 1 to the Registration Statement (333-44565) on Form S-4 of MMI Companies, Inc. of our report dated 11 March 1997, with respect to the consolidated balance sheet of Unionamerica Holdings plc as of 31 December 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended 31 December 1996, which report appears in the 31 December 1997 Form 10-K of MMI Companies, Inc.



                                       /s/ KPMG Audit Plc
                                       ------------------
                                       KPMG Audit Plc

London
England
8 April 1998